As filed with the Securities and Exchange Commission on January 26, 2000
                                               Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           GENESISINTERMEDIA.COM, INC.
               (Exact name of issuer as specified in its charter)


        Delaware                                          95-4710370
     (State or Other                                    (I.R.S. Employer
Jurisdiction of Incorporation                           Identification No.)
    or Organization)

                      5805 Sepulveda Boulevard, 4th Floor
                               Van Nuys, CA 91411
                                  (818) 902-4300
                  (Address of Principal Executive Offices)

                             GENESISINTERMEDIA.COM, INC.
                1998 AMENDED AND RESTATED STOCK INCENTIVE PROGRAM
                            (Full Title of the Plan)

                                 Ramy El-Batrawi
                           GenesisIntermedia.com, Inc.
                         5805 Sepulveda Blvd., 4th Floor
                               Van Nuys, CA 91411
                     (Name and address of Agent for Service)

                                (818) 902-4300
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                               Theodore R. Maloney
                               Nida & Maloney, LLP
                                 800 Anacapa St.
                             Santa Barbara, CA 93101

                                 CALCULATION OF REGISTRATION FEE
============================ =================== ======================= ====================== ======================
 Title of securities to be      Amount to be        Proposed maximum       Proposed maximum           Amount of
        registered             registered (1)      offering price per     aggregate offering      registration fee
                                                       share (2)               price (2)
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value
$.001 per share                   600,000                $5.75               $3,450,000                $911
---------------------------- ------------------- ----------------------- ---------------------- ----------------------

(1) This Registration Statement covers 600,000 shares of common stock of GenesisIntermedia.com, Inc. which may be offered or sold pursuant to the plan named above. This Registration Statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the last sale price for a share of common stock of GenesisIntermedia.com, Inc. on January 20, 2000, as reported by the Nasdaq Stock Market, Inc.

================================================================================

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information  specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by GenesisIntermedia.com, Inc. (the "Registrant") with the Commission, are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The description of common stock of the Registrant contained in the Registration Statement on Form 8-A filed with the Commission on December 9, 1998 (Commission File No. 000-25155).

     (b) The Registrant's prospectus filed with the Commission under Rule 424(b) on June 15, 1999 with the Commission (Commission File No. 333-66281).

     (c) The Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 filed with the Commission on November 15, 1999 (Commission File No. 001-15029).

     (d) The Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999 filed with the Commission on August 16, 1999 (Commission File No. 001-15029).

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of the Registrant's common stock registered hereunder will be passed upon for the Registrant by Nida & Maloney, LLP, with its principal offices in Santa Barbara, California.

Item 6.  Indemnification of Directors and Officers.

         Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to provide in its certificate of incorporation that directors of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains such a provision.

         Section 145 of the Delaware Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

         The Registrant's is presently subject to Section 2115 of the California Corporations Code (the "California Code"), according to which Section 317 of the California Code applies to the indemnification of officers and directors of the Registrant. Under Section 317 of the California Code, permissible indemnification by a corporation of its officers and directors is substantially the same as permissible indemnification under Section 145 of the Delaware Law, except that (i) permissible indemnification does not cover actions the person reasonably believed were not opposed to the best interests of the corporation, as opposed to those the person believed were in fact in the best interests of the corporation, (ii) the Delaware Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors,
(iii) in a case of stockholder approval of indemnification, the California Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person, and (iv) the California Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the Delaware Law permits the directors in any circumstances to appoint counsel to undertake such determination.

         Section 145 of the Delaware Law and Section 317 of the California Code provide that they are not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The limitation of liability contained in the Registrant's Certificate of Incorporation and the indemnification provision included in the Registrant's bylaws are consistent with Delaware Law Sections 102(b)(7) and 145 and California Code Section 317. The Registrant has purchased directors and officers liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits at page 6.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising  after the effective  date of the  Registration

                         Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on this 26th day of January 2000.

                                GENESISINTERMEDIA.COM, INC.


                                By:/s/ Ramy El-Batrawi
                                   --------------------------------
                                   Ramy El-Batrawi
                                   Chairman of the Board and Chief
                                   Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ramy El-Batrawi and Douglas E. Jacobson, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto or other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                   Title                                      Date

/s/ Ramy El-Batrawi
------------------------                    Chief Executive Officer, Chairman                January 26, 2000
Ramy El-Batrawi                         (Principal Executive Officer) and Director

/s/ Douglas E. Jacobson
------------------------                 Chief Financial Officer (Principal Financial        January 26, 2000
Douglas E. Jacobson                           and Accounting Officer) and Director


/s/ Craig A. Dinkel                              Chief Operating Officer                     January 26, 2000
------------------------
Craig A. Dinkel

/s/ George W. Heyworth                                   Director                            January 26, 2000
------------------------
George W. Heyworth

                           GENESISINTERMEDIA.COM, INC.
                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit


4.1               GenesisIntermedia.com, Inc. Amended and Restated 1998 Stock
                  Incentive Program

4.2               Specimen Stock Certificate[1]

5.1               Opinion of Nida & Maloney, LLP

23.1              Consent of Singer Lewak Greenbaum & Goldstein, LLP

23.2              Consent of Nida & Maloney, LLP (included within Exhibit 5.1)

24.1              Power of Attorney (see page 6 of this Registration Statement)
-----------------------------

[1] Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-66281) filed with the Securities and Exchange Commission on December 4, 1998.